Exhibit 99.1

Kineta Completes Reverse Merger with Yumanity Therapeutics

Shares of Kineta to commence trading on Nasdaq under new ticker symbol “KA” on December 19, 2022

Seattle, WA — (December 19, 2022) Kineta, Inc. (“Kineta” or the “Company”), a clinical-stage biotechnology company focused on developing next-generation immunotherapies to address cancer immune resistance, announced today the completion of its reverse merger with Yumanity Therapeutics, Inc. (“Yumanity”). The combined company will operate under the name Kineta, Inc. and its shares will commence trading on The Nasdaq Capital Market under the ticker symbol “KA” on December 19, 2022. Immediately prior to the merger, Yumanity effected a reverse stock split of its common stock at a ratio of one share for every seven shares.

Concurrently with the closing of the reverse merger, Kineta completed a $7.5 million PIPE financing priced at $11.55 per share. An additional $22.5 million PIPE financing is expected to close on March 31, 2023 subject to the terms of the securities purchase agreement. The aggregate amount of $30 million from the PIPE financing in addition to $7.8 million in net cash remaining in Yumanity at the closing of the merger is expected to provide the combined company with a runway through mid-2024.

Kineta plans to execute on its clinical development program to unlock the potential of KVA12123. KVA12123 is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. A Phase 1 / Phase 2 clinical trial evaluating KVA12123 alone and in combination with pembrolizumab in patients with advanced solid tumors will begin enrolling patients in January 2023. Additionally, the Company is advancing an anti-CD27 agonist immunotherapy to address the problem of exhausted T cells and is planning to submit an Investigational New Drug application (IND) in the first half of 2024.

“Closing the reverse merger with Yumanity and the PIPE financing round provides Kineta with the capital necessary to advance our lead program, KVA12123, into clinical development in cancer patients,” said Shawn Iadonato, Ph.D., Chief Executive Officer of Kineta. “We remain on track to report interim safety and efficacy data for KVA12123 in patients with advanced solid tumors in late 2023. We greatly appreciate the support of our investors as we continue to deliver on our mission of developing next-generation immunotherapies that transform patients’ lives.”

The management team of Kineta has become the management team of the combined company, led by Dr. Shawn Iadonato (Chief Executive Officer), Craig Philips (President), Keith Baker (Chief Financial Officer), Dr. Thierry Guillaudeux (Chief Scientific Officer), Pauline Kenny (General Counsel) and Jacques Bouchy (EVP Investor Relations & Business Development). The Board of Directors of the combined company has five directors, comprised of Shawn Iadonato, Raymond Bartoszek and Marion Foote, former members of the pre-combination Kineta Board of Directors, and Dr. Richard Peters and David Arkowitz, former members of the Yumanity Board of Directors.

H.C. Wainwright & Co., LLC served as advisor to Kineta for the merger and Orrick, Herrington and Sutcliffe LLP served as legal counsel to Kineta for the merger transaction and the PIPE financing. Goodwin Procter LLP served as legal counsel to Yumanity for the merger transaction.

About Kineta

Kineta is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

KVA12123 (formerly referred to as KVA12.1) is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12123 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: Kineta’s plans for pre-clinical and clinical studies and projected timelines for the initiation and completion of pre-clinical and clinical trials and other activities; regulatory filings for its product candidates; investor returns; anticipated drug effects in human subjects; and other statements that are not historical in nature. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (ii) unanticipated difficulties or expenditures relating to the merger, the response of business partners and competitors to the announcement or completion of the merger, and/or potential difficulties in employee retention as a result of the announcement or completion of the merger; (iii) the combined company’s listing on The Nasdaq Capital Market; (iv) the adequacy of the combined company’s capital to support its future operations (including the combined company’s ability to complete the second tranche of the contemplated private placement in the first quarter of 2023) and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of the combined company; (vi) the difficulty in predicting the time and cost of development of Kineta’s product candidates; (vii) Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, KVA12123; (viii) the timing of initiation of Kineta’s planned pre-clinical studies and clinical trials; (ix) the timing of the availability of data from Kineta’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; (xii) the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; (xiii) Kineta’s commercialization, marketing and manufacturing capabilities and strategy; (xiv) Kineta’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline of potential novel immunotherapies for cancer patients; (xv) developments and projections relating to Kineta’s competitors and its industry; (xvi) the impact of government laws and regulations; (xvii) the impact of public health epidemics affecting countries or regions in which Kineta has operations or does business, such as the COVID-19 pandemic; (xviii) the timing and anticipated results of Kineta’s pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; (xix) the timing and outcome of Kineta’s planned interactions with regulatory authorities; (xx) Kineta’s ability to protect its intellectual property position; (xxi) Kineta’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; and (xxii) those risks detailed in Yumanity’s definitive proxy statement/prospectus/information statement filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, as supplemented by the prospectus supplement filed with the SEC on December 5, 2022 , as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Kineta, Inc. :

Jacques Bouchy

EVP Investor Relations & Business Development

+1 206-378-0400

jbouchy@kineta.us

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com

Source: Kineta, Inc.